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                                                                   EXHIBIT 10.20

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "AGREEMENT"), dated as of November 19, 2003 (the "EFFECTIVE DATE"), is between Cooper Holding, LLC, a Florida limited liability company, having an address at 3801 PGA Boulevard, Suite 600, Palm Beach Gardens, Florida 33410 ("SELLER"), and WINDROSE MEDICAL PROPERTIES, L.P., a Virginia limited partnership, having an address at 3002 Woodview Trace, Suite 200, Indianapolis, Indiana ("BUYER").

                                    RECITALS

         Seller is the owner of certain real property located in Camden County, New Jersey, which is legally described on Exhibit A to this Agreement (the "LAND").

         Subject to the terms and conditions set forth herein, Seller has agreed to sell, and Buyer has agreed to purchase, the Property (as defined below) upon the terms and conditions set forth below:

         (i) Subject to Permitted Exceptions, as herein defined, good, marketable and unencumbered fee simple title and interest in and to the Land, together with all structures, buildings, improvements, to the extent owned by Seller fixtures and appliances used in connection with the operation or occupancy of the improvements such as heating and air-conditioning and ventilation systems and facilities used to provide any utility services located on the Land, including an office building known as Cooper Vorhees Medical Mall (collectively the "Improvements"), together with Seller's right, title and interest (if any) in and to all open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores, and rights-of-way in, on, contiguous to, abutting or adjoining the Land;

         (ii) Good, marketable and unencumbered title and interest in and to all personal property owned by Seller and located on the Land and used in connection with the operation and maintenance of the Land and Improvements including, but not limited to Seller's rights to the architectural, mechanical, electrical and structural plans, studies, drawings, specifications, surveys, renderings and other technical descriptions that relate to the Property, in possession of Seller or Seller's agent (the "PERSONAL PROPERTY");

         (iii) Seller's interest in the tenant leases covering the rentable space within the Improvements, together with Seller's interest in all subleases and other agreements to occupy the Improvements , or any portion thereof, in effect on the date of Closing (as defined below) (the "Tenant Leases"); and

         (iv) Seller's interest (if any) in all transferable licenses, permits and warranties in effect with respect to the Land, the Improvements and the Personal Property, all written service, maintenance or related vendor contracts (the "SERVICE CONTRACTS") and in effect at Closing, and all equipment leases and rights of Seller thereunder relating to equipment or property located on the Land, which will survive the Closing (collectively, the "INTANGIBLE PROPERTY") (the Land, the Improvements, the Personal Property, the Tenant Leases and the Intangible Property are collectively referred to as the "PROPERTY").

         Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the terms and conditions set forth below.

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                                    AGREEMENT

         1. Recitals; Sale of Property. The foregoing recitals are true and correct and are hereby incorporated into this Agreement. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, subject to the terms and conditions set forth in this Agreement.

         2. Purchase Price. The purchase price for the Property is Thirty Two Million Forty-two Thousand Nine Hundred Ninety and No/100 Dollars ($32,042,990) (the "PURCHASE PRICE"). Buyer will pay the Purchase Price as follows:

                (a) A deposit (the "INITIAL DEPOSIT") in the amount of One Hundred Thousand Dollars ($100,000.00) shall be paid to First American Title Insurance Company ("ESCROW AGENT") upon the execution and delivery of this Agreement, by cashier's check or wire transfer, and upon Closing is to be delivered to Seller by Escrow Agent.

                (b) An additional deposit (the "ADDITIONAL DEPOSIT") in the amount of Two Hundred Thousand Dollars ($200,000.00) shall be paid to Escrow Agent within two (2) business days of the expiration of the Inspection Period (as defined below), to the extent Buyer has not terminated this Agreement under
Section 4(a), by cashier's check or wire transfer, and upon Closing is to be delivered to Seller by Escrow Agent. The Initial Deposit and the Additional Deposit, including any interest thereon, are collectively referred to as the "DEPOSIT"). In the event this Agreement is properly terminated prior to the expiration of the Inspection Period pursuant to Section (4)(a), the Deposit shall be delivered by Escrow Agent as set forth in Section 4(a) of this Agreement. In the event this Agreement is properly terminated subsequent to the expiration of the Inspection Period, the Deposit shall be delivered by Escrow Agent as set forth in the applicable section of this Agreement governing such termination.

                (c) The assumption by Buyer, upon terms and conditions reasonably acceptable to Buyer, of a certain loan and mortgage by and between Seller and GMAC Commercial Mortgage Bank. or its assignee (the "Lender") dated the 28th day of October, 2003 in the original principal amount of Twenty Three Million Two Hundred Fifty Thousand and No/Dollars ($23,250,000) with a maturity date of November 1, 2006, with payments amortized over twenty-five (25) years with interest at 30 day Libor plus 305 basis points (the "Mortgage"). At Closing, the unpaid principal balance of the Mortgage shall be current as to principal and interest and shall not exceed Twenty Three Million Two Hundred Fifty Thousand Dollars ($23, 250,000).

                (d) The balance of the Purchase Price shall be paid by Buyer to Seller, subject to the adjustments provided for in this Agreement, by wire transfer of immediately available federal funds at Closing.

         3. Assumption of Mortgage and Equity Contribution. Buyer's obligation to close under this Agreement shall be subject to and contingent upon (a) Buyer's ability to assume the Mortgage in accordance with this Agreement; and
(b) funding from the public or private capital markets of additional equity to Windrose Medical Properties Trust of not less than Thirty Million Dollars ($30,000,000). Buyer reserves the right to pay in full the loan secured by the Mortgage rather than assume the Mortgage.

         4. Inspection Period.

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                (a) Seller and Buyer hereby acknowledge that, as of the
Effective Date, Buyer has not yet had an opportunity to complete its required due diligence and fully review and evaluate this transaction. From the Effective Date to and until 5:00 p.m. (central standard time) on the forty-fifth (45th) day thereafter (the "INSPECTION PERIOD"), if Buyer determines, in its sole and absolute discretion, that Buyer does not desire to purchase the Property, Buyer shall have the right to give written notice to Seller electing to terminate this Agreement, provided such notice is delivered to Seller prior to 5:00 p.m. (central standard time) on the last day of the Inspection Period. If such notice of termination is delivered on or before 5:00 p.m. (central standard time) on the last day of the Inspection Period, then Escrow Agent shall deliver the Deposit (including the interest earned thereon) to Buyer and the parties shall thereafter be released from all further obligations under this Agreement, except those specifically provided herein to survive the termination of this Agreement. If Buyer does not terminate this Agreement as set forth in this Section 4(a), then the contingency set forth in this Section 4(a) shall be deemed satisfied or waived by Buyer.

                (b) Upon prior notice to Seller, Buyer, its agents, employees and representatives shall have access to the Property at all times from the Effective Date and prior to the Closing or earlier termination of this Agreement with full right to: (i) inspect the Property; and (ii) to conduct reasonable tests, and studies thereon including, but not limited to, hazardous waste and environmental studies, and to make such other examinations with respect thereto as Buyer, its counsel, licensed engineers, surveyors or other representative may deem reasonably necessary. Any test, examinations or inspections of the Property by Buyer and all costs and expenses in connection with Buyer's inspection of the Property shall be at the sole cost of Buyer and shall be performed in a manner not to unreasonably interfere with Seller's ownership of the Property. Buyer shall remove or bond any lien, which attaches to the Property by virtue of any of Buyer's inspection. Upon completion of any such inspection, examination or test, Buyer shall restore any damage to the Property caused by Buyer's inspection. All tests, examinations and inspections of the Property shall be coordinated, and all communications with any tenant at the Property shall be conducted, through Paramount Real Estate Services, Inc. ("PARAMOUNT"), Seller's property manager. Paramount's designated representative to receive notice as required by this Section shall be Michael Noto or such other representative as is designated by Bruce A. Rendina or Patrick J. DiSalvo. Buyer hereby indemnifies and holds Seller and Paramount harmless from all loss, cost or expense, including, but not limited to, attorneys' fees and court costs resulting from Buyer's inspections in connection with the Property. Buyer shall have the sole right to select its representatives to perform such inspections, tests and studies.

                (c) Seller shall provide Buyer with the items set forth on Exhibit B attached to this Agreement within ten (10) days of the Effective Date. ("Due Diligence Documents").

                (d) Seller shall, afford Buyer and Buyer's Representatives reasonable access to the authorized representatives of Seller during normal business hours and to all books and records related to the Property and the consummation of the transactions contemplated by this Agreement (the "Books and Records") in order to afford Buyer such opportunity of inspection, review, examination, and investigation as Buyer shall reasonably desire to make of the affairs related to the Property. Buyer shall be permitted to make extracts from, and make copies of, such books, records or other documentation as may be reasonably necessary for each purpose. Seller acknowledges that Buyer may be required to cause an audit (the "Audit") to be performed by Buyer's certified public accounting firm with respect to the Property or Seller's operation of the Property consistent with the SEC accounting, reporting and disclosure requirements. Seller shall provide Buyer's accountants access to the books and records to perform the required Audit and provide such reasonable representation letters or other matters as required to complete such Audit.

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                (e) Seller authorizes Buyer to make all inquiries of: (a) all appropriate Governmental Authorities; and (b) appropriate providers of utility and other services with respect to the Property, as Buyer, in its good faith, using reasonable judgment, deems necessary to confirm: (i) the compliance of the Property with all Legal Requirements applicable to the Property; (ii) to satisfy itself as to the compliance of the Property with the requirements of such Governmental Authorities for the ownership and operation of the Property; (iii) to confirm the present and future availability of all utility services reasonably required by Buyer for the ownership and operation of the Property; and (iv) to confirm compliance of the Property with all requirements, rules and regulations of such utility providers to the Property, provided that if Buyer identifies any concerns with regard to the Property relating to or in connection with any Governmental Authorities, it shall promptly consult with Paramount prior to inquiry, further inquiry or submittals to any Governmental Authorities.

                (f) Tenant Interviews. Seller acknowledges and agrees that Buyer, during the Inspection Period, has the right to interview tenants upon notice to Seller and Seller's Representative and so long as Seller's Representative is present (or waives its right to be present) during such interviews. Seller's Representative shall mean Michael Noto or such other representative as is designated by Bruce A. Rendina or Patrick J. DiSalvo. Seller's Representative shall be reasonably available for such interviews.

         5. Mortgage Assumption. Seller shall, within ten (10) days of the Effective Date, submit its request of the Lender for the assumption of the Mortgage by Buyer. Buyer and Seller shall each use their commercially reasonable efforts to expedite the assumption of the Mortgage by Buyer. The Lender shall consent to the assumption by Buyer of the Mortgage upon terms and conditions reasonably acceptable to Buyer and upon the current terms and conditions of the Mortgage, subject only to a one percent (1%) assumption fee and other normal and customary costs charged by the Lender, including its reasonable attorney's fees. The assumption requirements of the Lender shall be acceptable to Buyer in its sole and absolute discretion provided, that Buyer hereby acknowledges and agrees that it accepts the principal balance of the Mortgage (current as of Closing) at an original principal amount of Twenty Three Million Two Hundred Fifty Thousand and No/Dollars ($23,250,000) with a maturity date of November 1, 2006, with payments amortized over twenty-five (25) years with interest at 30 day Libor plus 305 basis points (the "Mortgage"). . The Mortgage shall be current as to the payment of principal and interest as of the Closing Date. In no event shall the Lender require any guarantees from any individual officer, shareholder or member of Buyer. Buyer shall not be required to establish any additional earn-out reserves or other additional reserve accounts. In connection with its assumption of the Mortgage, Buyer will provide Lender with a reasonable guarantee of Windrose Medical Properties Trust for a reasonable environmental indemnity and reasonable carve-out guarantees from the non-recourse obligations under the Mortgage for fraud and improper distributions and other similar actions by the single purpose entity to be formed by Buyer.

                (a) The following contingencies ("Inspection Period Contingencies") shall be satisfied during the Inspection Period:

                    (i) Buyer and Paramount shall have agreed to the form of an agreement whereby Paramount shall manage the Property after the Closing in such form and substance to be negotiated in good faith during the Inspection Period ("Paramount Management Agreement").

                    (ii) Buyer and Seller shall have agreed to the form of an option to repurchase the Property in favor of the Seller which will be executed at Closing ("Repurchase Option"), the terms of

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which will be negotiated in good faith during the Inspection Period; however, the Seller's option to repurchase the Property under the Repurchase Option shall be at the same Purchase Price as stated hereunder and shall provide that if Seller or an affiliate of Seller provides Buyer or an affiliate of Buyer with an opportunity to purchase additional medically related real estate assets currently owned by Seller or Seller's affiliates at fair and reasonable terms and Buyer or its affiliates fail to purchase such assets then Seller shall have the option (subject to reasonable notice) to repurchase the Property between the second (2nd) and third (3rd) anniversary of the Closing of the sale of the Property hereunder.

                    (iii) Buyer and Seller have agreed to the disposition of the Mortgage Reserves as hereinafter defined in accordance with the terms and conditions of Paragraph 9(f).

         In the event any of the Inspection Period Contingencies are not satisfied prior to the expiration of the Inspection Period, Seller may terminate this Agreement by providing written notice of termination to Buyer within three
(3) days subsequent to the expiration of the Inspection Period. Notwithstanding the foregoing, in the event subpart (iii) of the aforementioned Inspection Period Contingencies relating to the disposition of the Mortgage Reserves is not satisfied prior to the expiration of the Inspection Period, Buyer or Seller may terminate this Agreement by providing written notice of termination to the other party within three (3) days subsequent to the expiration of the Inspection Period. Upon such termination of the Agreement by Seller or Buyer (as it relates solely to Paragraph 5(a)(iii)), Buyer shall be entitled to a return of the Deposit and neither party shall have any obligation to the other except as otherwise provided in this Agreement.

         6. Title Insurance and Survey.

                (a) Within fifteen (15) days of the Effective Date, Buyer shall provide Buyer and Seller with the following: (i) an ALTA Form B Title Insurance Commitment (the "COMMITMENT") issued by First American Title ("TITLE COMPANY"), whereby the Title Company agrees to issue an ALTA Form B owner's policy of title insurance ("TITLE POLICY") in the amount of the Purchase Price at Closing, and
(ii) hard copies of all exceptions to title set forth in the Commitment.

                (b) Buyer shall have the right, at its option, at Buyer's sole cost and expense, to obtain an up to date survey of the Property (certified to a date after the Effective Date) which survey shall be certified to the Buyer, Seller, Title Company, Lender and each of Buyer's and Seller's respective legal counsel ("SURVEY").

                (c) From and after the expiration of the Inspection Period, all title and survey matters affecting the Property, other than (a) any liens or encumbrances resulting from Seller's actions, and (b) any other title matters that Seller has expressly agreed in writing to cure within five (5) business days following the expiration of the Inspection Period, shall be deemed to be accepted by Buyer ("Permitted Exceptions"). If any title matter arises after the effective date of the Commitment or expiration of the Inspection Period (and prior to Closing) that results in any liens or encumbrances on the Property resulting from Seller's actions or those of occupants of the Property or that would render title unmarketable, then, within ten (10) days after Buyer has written notice of same, Buyer may notify Seller in writing, specifying Buyer's objection to such title matter. If Seller does not cure such title matter within thirty (30) days after receipt of Buyer's written notice (the "TITLE CURE PERIOD"), then Buyer shall have the option, to be exercised by giving written notice to Seller within ten (10) days after the Title Cure Period of either accepting title to the Property as it then exists without any reduction of the Purchase Price or terminating this Agreement. In the event of such termination, the

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Deposit, together with all interest thereon, shall be refunded to Buyer, all obligations of the parties hereto shall cease, and this Agreement shall be void and without recourse to the parties hereto except with respect to provisions hereof which specifically survive termination. If Buyer does not give written notice of termination within such 10-day period, Buyer shall be deemed to have elected to accept title to the Property as it then exists without any reduction of the Purchase Price. Seller agrees to remove by payment, bonding or otherwise any lien against the Property capable of removal by the payment of money or bonding, unless such lien is accepted (or deemed accepted) by Buyer in accordance with this Agreement or if such lien is caused solely from Seller's actions.

         7. Representations and Warranties.

                (a) Seller represents and warrant to Buyer that:

                    (i) The rent roll to be delivered pursuant to Section 4(c) is a true, accurate and complete listing of each tenant, space occupied, lease term, options to renewal by date, current rent, lease start and expiration date for the Property (herein the "Rent Roll") as of the date of delivery . With the delivery of the Rent Roll required by Section 4(c), Seller has or will provide to Buyer a true, accurate and complete copy of each tenant lease set forth on the Rent Roll (the "Tenant Leases"). Each Tenant Lease as of the date of delivery pursuant to Section 4 (c) is (i) in full force and effect; and (ii) has not been amended, modified or supplemented in any material way except as set forth in the copies of the Tenant Leases provided to Buyer pursuant to Section 4(c). To Seller's knowledge, except as disclosed in writing at the time of delivery of the documents pursuant to Section 4(c) of this Agreement, there are no defaults by tenants under any of the Tenant Leases. As of the Closing, all Tenant improvements, repairs and other work and obligations, if any, then required to be performed by the Seller under each of the Tenant Leases will be fully performed and paid for prior to the Closing. Seller has not committed to any Tenant improvements or allowances for periods arising after the Closing, except as set forth in the Tenant Leases. None of the Tenant Leases or rents payable thereunder have been assigned, pledged or encumbered, except to the Lender, if applicable.

                    (ii) Except as set forth on the tenant arrearage schedule to be delivered pursuant to Section 4(c), no rents have been paid more than one (1) month in advance by any tenant under any Tenant Lease and any tenant arrearages are set forth on such schedule. Except as set forth on the rent arrearage schedule, no additional rents have been collected for the period subsequent to the Closing..

                   (iii) As of the date of delivery pursuant to Section 4 (c), all tenant security deposits held by Seller are as set forth on the tenant security deposit schedule to be delivered pursuant to Section 4(c). For purposes of this Agreement, tenant security deposits shall mean and include all security deposits, escrow deposits, reserve funds, security interests, letters of credit, pledges, prepaid rent or other sums, deposits or interests held by Seller or by any other Person for the benefit of the Seller with respect to the Tenant Leases. All unapplied security deposits, reserve accounts, escrow funds or other similar payments required by the Tenants have been paid and are held by Seller in accordance with the terms and provisions of the Tenant Leases and are fully transferable to Buyer at Closing.

                    (iv) As of the date of delivery pursuant to Section 4 (c), all management agreements with respect to the Property are as set forth on management agreement schedule to be delivered pursuant to Section 4(c). For purposes of this Agreement, management agreements shall mean all property management agreements, brokerage or leasing commission agreements or to

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compensate a third party for the management or leasing for the Property on behalf of the owner of the Property. As of the Closing, all such agreements shall be terminated by Seller and no property management compensation brokerage or leasing commissions or other compensation will be due or payable to any person with respect to the Property or any lease (including any extensions or renewals thereof).

                    (v) Except for the consent of Lender to Buyer's assumption of the Mortgage, the execution, delivery and performance of this Agreement by Seller has been duly authorized and no consent of any other person or entity to such execution, delivery and performance is required to render this document a valid and binding instrument enforceable in accordance with its terms.

                    (vi) Seller is not a "foreign person" within the meaning of the United States tax laws, to which reference is made in Internal Revenue Code
Section 1445(b)(2).

                    (vii) The entering into this Agreement (and the sale of the Property to Buyer) (i) shall not constitute a violation or breach by Seller of:
(x) any contract, agreement, understanding or instrument to which it is a party or by which Seller or the Property is subject or bound; or (y) any judgment, order, writ, injunction or decree issued against or imposed upon them; and (ii) will not result in the violation of any applicable law, order, rule or regulation of any governmental or quasi-governmental authority.

                    (viii) Except for local governmental notification filings or otherwise disclosed at the time of the deliveries as set forth in Section 4(c) and Lender's consent, Seller does not need any further consents, joinders or authorization from any governmental or private entity, corporation, partnership, individual or other entity to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby and except as otherwise disclosed at the time of the deliveries as set in Section 4(c) the Property is not subject to any rights of first refusal or options to purchase as a result of the transactions contemplated herein.

                    (ix) Each of the Service Agreements to be provided pursuant to Section 4(c) of this Agreement may be cancelled by Seller upon thirty (30) days written notice to the other party thereto, unless otherwise indicated at the time of the delivery of the service agreements pursuant to Section 4(c) of the Agreement. Except for the Service Contracts provided by Seller pursuant to
Section 4(c), there are no contracts, oral or written, with respect to the Property.

                    (x) Except as may be disclosed in the environmental report provided by Seller to Buyer pursuant to Section 4(c) of this Agreement or otherwise disclosed to Buyer, Seller has no knowledge, without any duty of further investigation, of any generation, production, storage, treatment discharge, or release of any toxic or hazardous substance or pollutant on or under any portion of the Property.

                     (xi) There are no (i) claims, actions, suits, condemnation actions or proceedings pending or, to the best of Seller's knowledge, threatened (including without limitation Bankruptcy) against Seller or the Property, which would materially and adversely affect Seller or the Property, or (ii) violations of any law, statute, government regulations or requirement, including any private covenants or restrictions which would materially and adversely affect Seller or the Property.


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                   (xii) The Property is serviced by sufficient utilities
offered by public utility companies and all assessments and charges owing to such utilities are and will remain current through or will be pro-rated at Closing.

                   (xiii) The Property is subject to the Mortgage. Except for the Mortgage, to the best of Seller's knowledge, without inquiry or investigation, the Property is not subject to or encumbered by any other indebtedness including but not limited to mechanics or materialmen's liens or any other monetary encumbrance which is caused by the Seller. Any mortgage, deed of trust or other indebtedness or monetary encumbrance, shown on the Title Commitment or otherwise encumbering the Property, which is caused by the Seller, except for the Mortgage, shall be paid by Seller at or before Closing. Any other monetary encumbrance shall be deemed a title defect to be governed in accordance with Paragraph 6(c).

                (b) Buyer represents and warrants to Seller that:

                    (i) The execution, delivery and performance of this Agreement by Buyer has been duly authorized and no consent of any other person or entity to such execution, delivery and performance is required to render this document a valid and binding instrument enforceable in accordance with its terms.

                    (ii) The entering into this Agreement (and the purchase of the Property by Buyer) (i) shall not constitute a violation or breach by Buyer of: (x) any contract, agreement, understanding or instrument to which it is a party or by which Buyer is subject or bound; or (y) any judgment, order, writ, injunction or decree issued against or imposed upon Buyer; and (ii) will not result in the violation of any applicable law, order, rule or regulation of any governmental or quasi-governmental authority.

                    (iii) Except for the consent of the Lender to the assumption of the Mortgage, the satisfaction of the requirements of Section 3 and the approval of the Windrose Medical Properties Trust Investment Committee, Buyer does not need any further consents, joinders or authorization from any governmental or private entity, corporation, partnership, individual or other entity to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby.

         8. Closing. Subject to satisfaction or waiver of all conditions precedent to Buyer's and Seller's obligations to purchase and sell the Property, in accordance with the terms and conditions of this Agreement, the transaction contemplated by this Agreement shall be consummated in accordance with this Agreement (the "CLOSING") at 10:00 a.m. on or before February 1, 2004 or such earlier date agreed to by Seller and Buyer in writing or such later date as otherwise permitted and provided herein (the date upon which the Closing occurs is referred to as the "CLOSING DATE"). The Closing will take place at the offices of Seller or Seller's legal counsel, in Palm Beach County, Florida. Notwithstanding the foregoing, Seller and Buyer shall work cooperatively and in good faith to effectuate an "escrow closing" as opposed to a "sit-down" closing pursuant to a written escrow agreement acceptable to Seller, Buyer, Buyer's lender, Title Company and their respective counsel. Neither party shall be obligated to purchase the Property nor close the transactions contemplated hereunder until the conditions precedent to such party's obligations are completely satisfied. In the event that one or more of the conditions precedent to a party's obligation are not completely satisfied, prior to or as of the Closing, such party shall provide written notice to other party and the Title Company of the unsatisfied condition(s) precedent. In such event, such party may elect to: (a) extend the Closing Date for any

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period of time up to fifteen (15) days in order to satisfy such condition; or
(b) terminate this Agreement and neither party shall have any further obligation to the other and the Deposit shall be returned to Buyer; all obligations of the parties hereto shall cease, and this Agreement shall be void and without recourse to the parties hereto except with respect to provisions hereof which specifically survive termination; or, (c) proceed to Closing and if such party makes such election, the other party shall be released of all liability in connection with those matters waived by such party. In the event that a party elects to terminate this Agreement, the other party, at such party's option, shall have the right, upon two (2) days written notice to the other party, to extend the Closing Date for any period of time up to fifteen (15) days in order to satisfy such condition and such party's termination shall not be effective unless such unsatisfied conditions precedent remain unsatisfied at the expiration of the aforesaid extension period. Buyer agrees that in the event it fails to close this transaction on the Closing Date (as may be extended as provided herein) due to its inability to close the funding of the equity contribution set forth in Section 3, it shall reimburse Seller its reasonable attorney fees incurred in connection with this Agreement, but in no event in excess of Twenty Thousand Dollars ($20,000.00). This provision shall survive the termination of this Agreement.

                (a) Seller will deliver (or caused to be delivered) the following documents or personal property to Buyer at Closing, each in form and substance reasonably satisfactory to Buyer:

                    (i) A limited warranty deed as required by Section 8(d)(vi) sufficient to convey the Land to Buyer (the "DEED").

                    (ii) A Bill of Sale conveying the Personal Property to
Buyer.

                    (iii) An Assignment and Assumption of Leases and Rents conveying the Tenant Leases to Buyer, including any security deposits under the Tenant Leases, and containing an assumption by Buyer of Seller's obligations thereunder from and after the Closing Date.

                    (iv) An Assignment of any lease guarantees.

                    (v) Closing notification letters to the tenants of the Property instructing the tenants to pay rent at the direction of Buyer and to recognize Buyer as landlord under the Tenant Leases.

                    (vi) The original Tenant Leases (if in Seller's possession, or photocopies certified by Seller as being a true copies) in effect on the Closing Date, together with a rent roll certified as accurate by Seller as of the Closing Date of the Property.

                    (vii) An Assignment and Assumption of Contracts assigning all of the Service Contracts to Buyer and containing an assumption by Buyer of Seller's obligations thereunder from and after Closing Date; provided, however, that if Seller and Buyer mutually agree prior to the Inspection Period to terminate any of the Service Contracts, then Seller shall provide Buyer with evidence of the termination of such Service Agreements as of the Closing Date, and, accordingly, such Service Contracts will not be assigned to or assumed by Buyer at Closing. Seller shall deliver the original or a certified photocopy to Buyer of all contracts being assigned to Buyer.

                    (viii) An affidavit to Title Company in a form sufficient to delete the so-called "gap," "parties in possession" (other than parties under the Tenant Leases) and "mechanics lien" exceptions in the Commitment, as well as a "FIRPTA" affidavit.

                    (ix) Instruments or documents required to allow for the recordation of the Deed.

                    (x) Instruments necessary to clear title (if any), to the extent required by Title Company subject to the terms and conditions contained herein.

                    (xi) Appropriate evidence of Seller's partnership existence and authority to sell and convey the Property, which shall be limited to: a certified copy of Seller's articles of formation; a certificate of due formation and good standing from the appropriate governmental authorities; and a certified copy of the resolution of Seller's general partner authorizing this transaction and authorizing its officer(s) to execute all requisite documents including the Deed or as reasonably required by the Title Company to issue the Title Policy.

                    (xii) On or before ten (10) days prior to the Closing, Seller shall deliver to Buyer estoppel certificates (with such non-material modifications as any tenant shall make thereto) in a form to be reasonably agreed upon by Buyer and Seller with any modifications thereof that may be reasonably required by the Title Company or Lender (each a "Tenant Estoppel"). Notwithstanding the foregoing, if Seller is unable to obtain estoppel certificates from all of the tenants, then Seller may, at its election, satisfy such condition by delivering an estoppel certificate executed by Seller with respect to such tenant lease in a form to be reasonably agreed upon by Buyer and Seller with any modifications thereof that may be reasonably required by the Title Company or Lender (herein a "Seller Estoppel"); provided, however, that such condition shall not be satisfied if Seller does not acquire Tenant Estoppels with respect to the Property representing at least eighty percent (80%) of the leased square footage of the Property. Buyer reserves the right to object to any material matters set forth in such estoppel certificates which are inconsistent with the representations and warranties provided by Seller in this Agreement.

                    (xiii) Paramount Management Agreement.

                    (xiv) If not previously delivered to Buyer, satisfactory evidence that all rights of first refusal, if applicable, to purchase Seller's interest in the Property have been waived.

                    (xv) All documents with respect to the assumption of the Mortgage in form and substance, required by the Lender to be executed by the Seller, reasonably acceptable to the Seller duly executed and delivered by the Seller.

                    (xvi) Repurchase Option.

                    (xvii) Copies of any and all applicable owner's manuals, warranties and other documents that relate to the Improvements to the extent that such items are in Seller's possession or control.

                    (xviii) Possession of the Property free and clear of any rights of use or occupancy, except the Tenant Leases, including delivery of keys, combinations, codes and security information to all locks and security systems on the Property in Seller's possession.

                (b) In addition to the Purchase Price, Buyer will also deliver (or caused to be delivered) to Seller at Closing the following documents, each in form and substance reasonably satisfactory to Seller:

                    (i) The Assignment and Assumption of Leases and Rents referred to in Section 8(a)(iii) above.

                    (ii) The Assignment and Assumption of Contracts referred to in Section 8(a)(vii) above.

                    (iii) Appropriate evidence of Buyer's corporate existence and authority to purchase and acquire the Property, which shall be limited to: a certified copy of the Buyer's articles of formation; a certificate of due formation and good standing from the appropriate governmental authorities; and a certified copy of the resolution of Buyer authorizing this transaction and the execution of all requisite documents.

                    (iv) Paramount Management Agreement.

                    (v) Repurchase Option.

                (c) Seller and Buyer shall each execute counterpart closing statements in a customary form together with such other documents, including any required third party approvals, as are reasonably necessary to consummate the Closing. Should any part of such closing statements be inaccurate or in error based, the adversely-affected Party shall receive from the other Party without prior demand, a reimbursement from the other Party correcting such error. The provisions of this Section shall survive the Closing.

                (d) In addition to the foregoing, the obligation of Buyer to purchase the Property and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the conditions precedent set forth in this Section 8(d) (provided that Buyer, at its election, upon written notice delivered to Seller, at or prior to the Closing, may waive all or any of such conditions) as follows:

                    (i) All of the representations and warranties of Seller set forth in this Agreement and in any Exhibits or documents delivered pursuant hereto shall be true and correct, in all material respects, as of the time made and as of the Closing, as may be supplemented and modified by Seller at Closing.

                    (ii) Seller shall have performed and complied in all material respects with all of the covenants, agreements and conditions with respect to this Agreement and the Property to be performed and complied with by Seller prior to or at the Closing Date, including, but not limited to curing any Title Objections which Seller agrees to cure in accordance with this Agreement.

                    (iii) Buyer's assumption of the Mortgage in accordance with the terms of this Agreement and the completion of the equity funding as set forth in Section 3 hereunder.

                    (iv) Intentionally deleted.

                    (v) The Land shall not be subject to any right of first refusal, option to purchase, seller retained liens or any similar obligation restricting Buyer's ownership, operation or right to acquire, good, marketable, indefeasible fee simple title to the Property which was not disclosed or otherwise discovered by Buyer during the Inspection Period, except for the Mortgage arising from a sale or transfer of the Property by Seller.

                    (vi) The Deed and any other transfer documents for the Land shall be sufficient in form and substance subject to the terms and conditions of this Agreement: (a) as required by the Title Company to issue the Title Policy in accordance with the Title Commitment (b) and to transfer, assign and convey to Buyer good, marketable, indefeasible and unencumbered fee simple title to the Property in accordance with the terms and conditions contained in this Agreement, subject only to the Mortgage and Permitted Exceptions or any other matter not objected to by Buyer in accordance with the terms contained herein.

                    (vii) Payment of Indebtedness. The Seller shall pay, at or before Closing, all existing indebtedness and other encumbrances on the Property resulting solely from the acts of Seller, except the Mortgage, including all costs related thereto and all recording costs to record appropriate releases of any liens or encumbrances on the Property. The parties hereby agree that any lien or encumbrance created by any party other than Seller shall be treated in accordance with the term and conditions within Paragraph 6(c).

                (e) In addition to the foregoing, the obligation of Seller to sell the Property and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the condition precedents set forth in this Section 8(e) (provided that Seller, at its election, upon written notice delivered to Buyer, at or prior to the Closing, may waive any or all of such conditions) as follows:

                    (i) Lender delivering at or before Closing herein, a full release of all guarantees and non-recourse carve outs given by Bruce A. Rendina, individually, and/or affiliates of Seller for obligations arising from and after the date of assumption of the Mortgage by Buyer or, in the alternative, the delivery by Windrose Medical Properties of an indemnification agreement to such guarantor(s) upon terms and conditions mutually acceptable to Windrose Medical Properties and such guarantor(s).

                    (ii) All of the representations and warranties of Buyer set forth in this Agreement and in any Exhibits or documents delivered pursuant hereto shall be true and correct, in all material respects, at all times prior to and as of the Closing.

                    (iii) Buyer shall have performed and complied in all material respects with all of the covenants, agreements and conditions with respect to this Agreement and the Property to be performed and complied with by Buyer prior to or at the Closing Date.

                (f) Notwithstanding anything to the contrary contained herein, both parties agree to use commercially reasonable efforts to advise the other party as soon as practicable prior to the Closing Date of any unsatisfied condition precedent to Closing in favor of such party as provided herein.

         Buyer and Seller acknowledge that simultaneously with the execution of this Agreement, Buyer and an affiliate of Seller, Trinity Lewisville Medical Investors, Ltd, a Texas limited partnership f/k/a Trinity SSJ, Ltd., have entered into an agreement whereby Buyer and Seller's affiliate, Trinity

Lewisville Medical Investors, Ltd, a Texas limited partnership f/k/a Trinity SSJ, Ltd., have agreed to certain terms and conditions relating to the purchase and sale of certain property located in the Denton County, Texas ("Trinity Contract"). In the event this Agreement is terminated in accordance with its terms and not as a result of the default of a party, such termination shall be deemed a termination of the Trinity Contract. In the event the event the Trinity Contract is terminated in accordance with its terms and not as a result of the default of a party, such termination shall be deemed a termination of this Agreement. In the event this Agreement is deemed terminated as a result of the termination of the Trinity Contract, Buyer shall be entitled to a return of the Deposit and neither party shall have any obligation to the other except as otherwise provided in this Agreement. In the event that the Closing under this Agreement is extended in accordance with the terms of this Agreement, then the Trinity Contract shall be deemed extended upon the same terms and conditions. In the event the Trinity Contract is extended in accordance with its terms, then this Agreement shall be deemed extended upon the same terms and conditions.

         Notwithstanding anything to the contrary contained herein, in the event any warranty, representation, or affirmative covenant of either party becomes untrue from the Effective Date through the Closing Date through no fault of either party, it shall not be deemed to be a default on the part of the Seller hereunder.

         9. Prorations.

                (a) Real estate taxes on the Property shall be prorated between Seller and Buyer as of the Closing Date (with Seller to receive credit for the Closing Date) based on the most current year's taxes (taking into account the maximum allowable discount), or if unknown, based on the preceding year's taxes. At the request of either party, taxes will be reprorated when the actual tax bill for the year of Closing is available. All other expenses associated with the Property will also be prorated between Seller and Buyer as of the Closing Date (with Seller to receive credit for the Closing Date) based on available information. At the request of either party, such other expenses will be reprorated when the actual information is available.

                (b) Except where the applicable utility will close its account with Seller and open a new account with Buyer, charges for water, sewer, electricity, telephone and any other utilities shall be apportioned as of the Closing Date (with Seller to receive credit for the Closing Date). In such event, Seller will furnish copies of the bills for such services for the prior billing period and the apportionment will be based on such bills. At the request of either party, utility charges will be reprorated when the actual bill for the billing period including Closing is available. Buyer will further reimburse Seller for any utility deposits received by or credited to Buyer by the applicable utility company.

                (c) Current rents, advance rents, taxes and other charges (including reimbursable expenses or pass through expenses) payable by tenants under the Tenant Leases and all other revenue received in connection with the Property will be apportioned as of the Closing Date (with Seller to receive credit for the Closing Date). Within sixty (60) days after the Closing Date, Seller and Buyer will make a further adjustment for such rents, taxes and other charges that may have been accrued or been incurred prior to the Closing but not billed or paid on or before the Closing.

                (d) Seller agrees that during the Inspection Period, it shall disclose to Buyer all Tenant Inducement Costs and Leasing Commissions payable with respect to the Tenant Leases which shall exist or shall be pending as of the date of Closing. For purposes hereof, "Tenant Inducement Costs" shall mean any payments required under a Tenant Leases to be paid by the landlord thereunder (including the cost of work to be performed by or on behalf of the landlord) to or for the benefit of the tenant thereunder, which is in the nature of a tenant inducement or concession, including, without limitation, rent concessions, tenant improvement costs, and other work allowances, lease buyout costs, legal fees and other expenses and moving allowances. The term "Leasing Commissions" shall mean any leasing commission payable to any broker in connection with the Tenant Leases for the initial term or any renewal, or extension period and/or expansion option.

                (e) At the Closing, Seller, at Seller's election: (i) shall transfer or cause to be transferred to Buyer the security deposits then held by Seller and not applied to defaults or returned to tenants as above provided; or
(ii) credit the Purchase Price for any security deposits then held by Seller and not transferred to Buyer.

                (f) During the Inspection Period, Seller will disclose to Buyer whether it has deposited certain funds with the Lender, and the amounts thereof, as additional security for the payment of taxes, insurance, repairs and replacements, tenant improvements and leasing commissions (collectively referred to herein as the "Mortgage Reserves"). The disposition of the Mortgage Reserves shall be mutually agreed upon between the Buyer and Seller prior to the expiration of the Inspection Period.

                (g) In the event that the net operating income (as determined by the rent roll provided by Seller at Closing and expenses as of Closing), is more that $100,000 greater than the net operating income (as determined by the rent roll delivered pursuant to Section 4(c) (the "Inspection Period Rent Roll" and the operating expenses of the Property as of the delivery of such rent roll), then Buyer shall pay to Seller for a period of two (2) years the amount of excess net operating income. For example if the Net Operating Income as of Closing was $150,000 greater than the Net Operating Income determined by the Inspection Period Rent Roll, the Buyer will pay Seller an amount equal to $50,000 per year, as additional purchase price, in equal annual payments as of the anniversary date of the Closing. In the event that the net operating income (as determined by Inspection Period Rent Roll and the operating expenses of the Property as of the delivery of such rent roll) is more than $100,000 greater than the net operating income (as determined by the rent roll provided by Seller at Closing and expenses as of Closing), then Seller shall pay to Buyer for a period of two (2) years the amount of the excess of such net operating income deficiency. For example if the Net Operating Income as of Closing was $150,000 less than the Net Operating Income determined by the Inspection Period Rent Roll, the Seller will pay Buyer an amount equal to $50,000 an amount equal to $50,000 per year, as rent, in equal annual payments as of the anniversary date of the Closing.


         10. Closing Costs. The parties shall bear the following costs:

                (a) Buyer shall be responsible for (i) the costs to obtain the Commitment and the premium on the owner's coverage of the Title Policy and any endorsements issued to Buyer pursuant to the Commitment, (ii) the cost of the Survey (if obtained by Buyer), (iii) the cost of issuing the loan policy to its lender, if applicable, and the cost of any endorsements to the loan policy required by any lender, (iv) the cost of recording any closing documents not set forth in Section 10(b), (v) the costs associated with the inspections performed by Buyer during the Inspection Period and (vi) all loan costs and fees charged by the Lender with regard to the assumption of the Mortgage or any other lender of Buyer.

         (b) The costs of recording the Deed and all transfer costs, including transfer taxes, shall be paid by Seller.

                (c) Each party shall be responsible for payment of its own legal fees, except as provided in Section 20 hereof.

         11. Covenants of Seller.

                (a) Seller will, during the term of this Agreement, operate the Property in a manner consistent with prior operations from the Effective Date through the Closing Date or earlier termination of this Agreement.

                (b) At or prior to the Closing, Seller shall promptly notify Buyer of any material change in any condition with respect to the Property or Seller or of any event or circumstance of which Seller becomes aware which makes any representation or warranty of Seller to Buyer under this Agreement materially untrue or misleading or which makes any covenant of Seller under this Agreement incapable or less likely of being performed, it being understood that the obligation to provide notice to Buyer under this Section shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.

                (c) Prior to the termination of this Agreement by either Seller or Buyer in accordance with the terms hereof to not negotiate or enter into any agreement with respect to the sale, of the Property with any person or entity other than Buyer, either directly or indirectly through Seller's agents, employees, directors, partners or directors.

         12. Condemnation and Insurance.

                (a) If, between the expiration of the Inspection Period and the Closing Date, any portion of the Property (i) is destroyed or damaged and the cost to rebuild or repair the Property exceeds Five Percent (5%) of the Purchase Price hereunder, as reasonably estimated by a contractor retained by Buyer and reasonable acceptable to Seller, or (ii) becomes the subject of any condemnation or eminent domain proceedings, which reduces the value of the Property by more than Five Percent (5%) of the Purchase Price, as reasonably estimated by an appraiser retained by Buyer and reasonably acceptable to Seller, then Seller shall promptly notify Buyer of the same and Buyer may elect to (i) terminate this Agreement, in which event Escrow Agent shall return the Deposit to Buyer and neither Seller nor Buyer will thereafter have any further obligations under this Agreement other than those obligations that expressly survive the termination of this Agreement, or (ii) consummate this transaction with no reduction in the Purchase Price, in which event Seller will deliver to Buyer at the Closing a duly executed assignment of Seller's interest in any award made or to be made in connection with such condemnation or eminent domain proceedings or a duly executed assignment of Seller's claim in any insurance proceeds made or to be made in connection with such damage or destruction. Except as set forth above, risk of loss to the Property from fire or other casualty or condemnation shall be borne by Seller until the Closing.

                (b) If, between the expiration of the Inspection Period and the Closing Date, any portion of the Property (i) is destroyed or damaged resulting in a partial or total rent abatement exceeding fifteen percent (15%) of the rental provided under the Tenant Leases, then in addition to the provisions of
Section 12(a), Buyer, if Buyer elects not to terminate this Agreement, it shall have the right upon written notice to Seller to extend the Closing for a period not to exceed sixty (60) days from the date of such damage or destruction but in no event later than thirty (30) days from the Closing Date.

                (c) Seller will, at all times following the execution and delivery of this Agreement and until the Closing, maintain in full force, liability and hazard insurance with respect to the Property.

         13. Notices. All notices, requests and other communications under this Agreement must be in writing and sent by U.S. registered or certified mail, postage prepaid and return receipt requested, overnight courier service, or telecopier, addressed as follows:

             If to Seller:       Cooper Holding, LLC
                                 3801 PGA Boulevard, Suite 600
                                 Palm Beach Gardens, Florida 33410
                                 Attention: Vice President
                                 Telecopier No.: 561-622-4420

             With copy to:       Lawrence B. Juran, P.A.
                                 3801 PGA Boulevard, Suite 600
                                 Palm Beach Gardens, Florida 33410
                                 Attention: Lawrence J. Diamond
                                 Telecopier No.: 561-630-9660

             If to Buyer:        Windrose Medical Properties, L.P.
                                 Attn: Fred Farrar, President
                                 3002 Woodview Trace, Suite 200
                                 Indianapolis, IN
                                 Telecopier No.: 317-860-9190

             With copy to:       Daniel R. Loftus, Esq.
                                 General Counsel
                                 Windrose Medical Properties Trust
                                 7101 Executive Center Drive, Suite 250
                                 Brentwood, TN 37027
                                 Telecopier No.:  615-371-0246

             If to Escrow Agent: First American Title Insurance Company
                                 6077 Primacy Parkway, Suite 121 B
                                 Memphis, TN  38119
                                 Attention: Jamie Heiner
                                 Telecopier No.: 901-680-9158


All notices will be deemed received three (3) days after mailing; one (1) day after delivery to an overnight courier service; or the same day the telecopier confirmation is received.

         14. Brokers. Seller and Buyer represent and warrant to each other that they have not dealt with any broker, finder or other intermediary in connection with the transaction contemplated by this Agreement. Each party will indemnify and hold harmless the other party from and against any and all losses, damages, claims, costs and expenses (including attorney's fees and expenses) in any way resulting from or connected with any claims or suits for any broker's commission, finder's fee or other like compensation, made or brought by any other person or entity claiming to have dealt with the such party in breach of the foregoing representation.

                15. Default.

                (a) If Seller fails to fulfill any of its obligations under this Agreement, including its obligation to convey the Property to Buyer in accordance with this Agreement, then in addition to any other right or remedy available to Buyer, Buyer will have the right to bring an action for specific performance.

                (b) If Buyer fails to fulfill any of its obligations under this Agreement, including its obligation to pay when due the Deposit or any portion thereof, and purchase the Property from Seller in accordance with this Agreement, then Seller will have the right to terminate this Agreement upon written notice to Buyer whereupon Escrow Agent shall deliver the Deposit, together with interest thereon, to Seller, and the parties shall thereafter be relieved of all further obligations hereunder, except those specifically provided herein to survive the termination of this Agreement, as Seller's sole and exclusive remedy.

                (c) A default under this Agreement shall be a default under the Trinity Contract and a default under the Trinity Contract shall be a default under this Agreement.

                16. Assignment. Buyer shall have the right, upon prior written notice to Seller, to assign this Agreement to: (a) a limited liability company formed by Buyer for the purposes of this acquisition with Buyer as the sole managing member; or (b) to the Affiliates of Buyer, (each a "Permitted Successor or Assignee"), provided, at the time of such assignment, Buyer and the Permitted Assignee shall execute and deliver to Seller a written agreement pursuant to which Buyer unconditionally assigns its interest in this Agreement to Permitted Assignee and the Permitted Assignee unconditionally assumes and agrees to perform all of the obligations of Buyer pursuant to this Agreement and such assignment shall not relieve Buyer of its obligations hereunder. Other than the Permitted Assignee, Buyer shall not assign any or all of its rights and obligations pursuant to this Agreement (whether by direct or indirect transfer or assignment) without Seller's prior written consent, which may be granted or withheld in Seller's sole discretion. Notwithstanding anything to the contrary contained herein, no such assignment shall be of any force and effect, if as a result thereof, any third party approvals or consents required hereunder are adversely affected.

                17. Invalidity. If any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability will not affect any other provision of this Agreement and this Agreement shall be construed as if such provision had never been contained in this Agreement.

                18. Entire Understanding; No Oral Modification. This Agreement contains the entire understanding between the parties hereto and may not be changed or terminated orally.

                19. Waiver. Any waiver by any party of any provision of this Agreement or breach thereof will not operate or be construed as a waiver of any other provision or subsequent breach thereof.

                20. Attorney's Fees. In the event of any litigation between the parties over the terms of this Agreement, the non-prevailing party will pay all reasonable attorney's fees and costs at all levels to the prevailing party. Wherever provision is made in this Agreement for "attorneys' fees," such term shall be deemed to include accountants' and attorneys' fees and court costs, whether or not litigation is commenced, including those for appellate and post-judgment proceedings and for paralegals and similar persons.

         21. Florida Law; Binding Effect; Jurisdiction and Venue. The interpretation, enforcements and performance of this Agreement shall be governed by the laws of the State of Florida. Seller, Buyer and Escrow Agent agree and consent to the exclusive jurisdiction of the county of circuit courts of Palm Beach County, Florida, and/or of the United States District Court for the Southern District of Florida, whichever may be appropriate in any and all actions or proceedings arising directly or indirectly under this Agreement. Furthermore, Seller and Buyer agree that the execution and performance of this Agreement constitute sufficient contact with Florida for the purposes of establishing personal jurisdiction in Florida. By execution of this Agreement, each of the undersigned hereby waives any and all defenses it may have to claim a lack of personal jurisdiction by Florida courts. The parties also waive all claims to the right of venue in any court outside of the State of Florida.

         22. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original and all of which, together, will constitute one and the same document.

         23. Escrow Agent.

                (a) The Deposit shall be held by Escrow Agent in an interest-bearing account. Such account shall be maintained until the Deposit and the interest thereon have been delivered to Buyer, Seller or a court of competent jurisdiction in accordance with the provisions of this Agreement and shall terminate on the date of such delivery. All interest on the Deposit is to be accounted for and accrue to the account of Buyer if the Closing occurs; or paid to Buyer if the Deposit (or any portion thereof) is returned to Buyer under the terms of this Agreement; or if Seller shall retain the Deposit under the terms of this Agreement, then the entire amount of the interest shall be paid to Seller.

                (b) Escrow Agent shall account for the Deposit in accordance with the terms of this Agreement or in such other manner as may be directed in a joint written notice from Seller and Buyer directing some other disbursement of the Deposit. If Escrow Agent receives written notice from either Buyer or Seller that the other party has defaulted in the performance of its obligations under this Agreement or that any condition to the performance of obligations under this Agreement has not been fulfilled within the time period stipulated, which notice shall describe in reasonable detail such default or non-performance, then Escrow Agent shall (i) promptly give notice to the party alleged to have defaulted or to have failed to fulfill its obligation of Escrow Agent's receipt of such notice from the other party and shall enclose a copy of such notice from the other party, and (ii) subject to the provisions of Section 23(c) below which shall apply if a conflict arises, on the tenth (10th) calendar day after the giving of the notice referred to in clause (i) above, deliver the Deposit (or the appropriate portion thereof) and the interest thereon to the party claiming the right to receive it.

                (c) If Escrow Agent is uncertain as to its duties or actions hereunder, it shall be entitled to take any of the following courses of action:
(i) hold the Deposit as provided above in this Section 23 and decline to take any further action until Escrow Agent receives a joint written direction from Buyer and Seller or an order of a court of competent jurisdiction directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit in accordance with such direction; (ii) in the event of litigation between Buyer and Seller, deliver the Deposit and all interest thereon to the clerk of any court in which such litigation is pending; or (iii) deliver the Deposit and all interest thereon to a court of competent jurisdiction and commence an action for interpleader in such court, whereupon Escrow Agent shall have no further duty with respect to the Deposit.

                (d) Escrow Agent shall not be liable for any action taken or omitted in good faith and may rely, and shall be protected in acting or refraining from acting in reliance, upon an opinion of counsel and upon any directions, instructions, notices, certificates, instruments, requests, papers or other documents believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties.

                (e) Escrow Agent shall have no liability with regard to any duty under this Agreement nor be responsible for the loss of any moneys held by it except in the event of willful and intentional misconduct on the part of Escrow Agent. Notwithstanding any other provisions of this Agreement, Buyer and Seller jointly indemnify and hold harmless Escrow Agent against any losses, costs, liabilities, claims and expenses incurred by Escrow Agent arising out of or in connection with its services under the terms of this Agreement, including attorneys' fees and expenses and the costs and expenses of any interpleader action involving the Deposit or of defending itself against any claim or liability. (f) Buyer and Seller shall each be responsible for one-half of all Escrow Agent fees.

         24. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY CLAIMS ARISING OUT OF THIS AGREEMENT.

         25. Miscellaneous.

                (a) In the event any term or provision of this Agreement is determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Agreement shall be construed to be in full force and effect.

                (b) Each party has participated fully in the negotiation and preparation of this Agreement with full benefit of counsel. Accordingly, this Agreement shall not be more strictly construed against either party.

                (c) Whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, any gender shall include every other and all genders, and captions and paragraph headings shall be disregarded.

                (d) The captions in this Agreement are for the convenience of reference only and shall not be deemed to alter any provision of this Agreement.

                (e) Any time period provided for in this Agreement which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day.

                (f) This Agreement constitutes the entire agreement between the parties and may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement of such change would be sought.

                (g) All references in this Agreement to exhibits, schedules, paragraphs, subparagraphs and sections refer to the respective subdivisions of this Agreement, unless the reference expressly identifies another document.

                (h) All of the terms of this Agreement including, but not limited to, the representations, warranties and covenants of Seller, shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns.

                (i) Typewritten or handwritten provisions, which are inserted in or attached to this Agreement as addenda or riders shall control all printed or pretyped provisions of this Agreement with which they may be in conflict.

                (j) Seller acknowledges and agrees that Buyer shall make such announcements and disclosures regarding this Agreement as required by SEC requirements or as directed by Buyer's securities counsel including, but not limited to disclosure in the filing of its equity funding evidenced by an S-11 filing with the SEC.

                      (SIGNATURES APPEAR ON FOLLOWING PAGE)

         THE PARTIES have executed and delivered this Agreement as of the Effective Date.

                               SELLER:

                               COOPER HOLDING, LLC
                               a Florida limited liability company

                               By:  COOPER, LLC,
                                    a Delaware limited liability company,
                                    Managing Member


                               By:  /s/ Patrick J. DiSalvo
                                  --------------------------------------------
                               Name: Patrick J. DiSalvo
                                    ------------------------------------------
                               Title: Vice President
                                     -----------------------------------------


                               BUYER:

                               Windrose Medical Properties, L.P.,
                               a Virginia limited partnership

                               By:  Windrose Medical Properties Trust

                               A Maryland REIT
                               Its General Partner

                               By:  /s/ Daniel R. Loftus
                                  --------------------------------------------
                               Name:
                                    ------------------------------------------
                               Title:
                                     -----------------------------------------



                               ESCROW AGENT:

                               First American Title Insurance Company

                               By: /s/ Jamie F. Heiner
                                  --------------------------------------------
                               Name:  Jamie F. Heiner
                                    ------------------------------------------
                               Title: Commercial Underwriter
                                     -----------------------------------------






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